UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 27, 2011

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

                         not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 27, 2011, the Company held its Annual Meeting of Shareholders. The total number of shares represented at the meeting by valid proxies and ballots was 182,045,267 shares, which is 84.9% of the shares of stock entitled to vote at the meeting and which constituted a quorum. The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting follow.

1.	Election of Directors. All of the nominees for director were elected to serve until the Company’s 2014 Annual Meeting, or until his or her earlier death, resignation, or retirement, by the votes set forth in the table below.

Nominee	Voted For	Withheld Authority	Broker Non-Votes
Chadwick C. Deaton	160,766,165	7,213,743	14,065,359
Michael J. Donahue	162,723,099	5,256,809	14,065,359
Ursula O. Fairbairn	161,282,245	6,697,663	14,065,359
Lawrence S. Smith	162,847,621	5,132,287	14,065,359

2.	Ratification of Appointment of Independent Auditors. The appointment of KPMG LLP as independent registered public accountants for the fiscal year ending September 30, 2011 was ratified by the shareholders by the votes set forth in the table below.

For	Against	Abstain
180,687,685	1,144,590	212,992

3.	Advisory Vote on Executive Officer Compensation. The shareholders approved on an advisory basis the compensation of the Executive Officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
139,252,334	24,213,449	4,514,125	14,065,359

4.	Frequency of Advisory Vote on Executive Officer Compensation. The shareholders approved on an advisory basis, the holding of an advisory vote on executive compensation every one year by the votes set forth in the table below.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
101,280,517	953,727	65,032,710	712,954	14,065,359

5.	Approval of Annual Incentive Plan Terms. The shareholders approved the terms of the Company’s Annual Incentive Plan by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
163,101,431	4,410,040	468,437	14,065,359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: January 28, 2011	By:	/s/ Paul E. Huck
Paul E. Huck
Senior Vice President and Chief Financial Officer

4